August 28, 2020

AdvisorOne Funds

17645 Wright Street

Suite 200

Omaha, NE 68130

Re: AdvisorOne Funds, File Nos. 333-20635 and 811-08037

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 125 to the AdvisorOne Funds Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 131 under the Securities Act of 1933 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/THOMPSON HINE LLP

Thompson Hine LLP